UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2013

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01             Other Events.

On February 22, 2013, The Empire District Electric Company (the Company) announced that it has filed a Stipulation and Agreement with the Missouri Public Service Commission (the Commission) for changes in rates for its Missouri electric customers. This agreement, if approved by the Commission, allows an annual increase in base revenues of about $27.5 million. As part of this agreement, the fuel adjustment mechanism will continue, depreciation rates will increase and tracking mechanisms will continue for expenses related to employee pension, retiree health care, vegetation management and Iatan 2, Iatan Common and Plum Point operating and maintenance costs. In addition, the agreement also includes a write off of approximately $3.0 million for various items including the prudency of Iatan 2.

The agreement is currently pending before the Commission. If approved, the rates will take effect on April 1, 2013. The Company has agreed to not implement a Missouri general rate increase prior to October 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By	/s/	Laurie A. Delano
		Name:	Laurie A. Delano
		Title:	Vice President — Finance and Chief Financial Officer

Dated: February 25, 2013